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                             [PRICEWATERHOUSECOOPERS LLP Letterhead]

Consent of Independent Accountants

We hereby consent to the inclusion in this Pre-Effective Amendment to the Registration Statement of the Fixed Income SHares on Form N1-A of our report dated March 10, 2000, on our audits of the financial statements of Series M
Fund and Series C Fund (each a Fund of Fixed Income SHares) which are included in the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption, "Independent Accountants."

 /s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri
March 10, 2000